                          GOLDEN STATE VINTNERS, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   EXHIBIT 11

Basic and fully diluted earnings per share ("EPS") are determined as follows:

                                                                 THREE MONTHS
                                                                     ENDED           SIX MONTHS ENDED
                                                                 SEPTEMBER 30,         DECEMBER 31,
                                                              -------------------   -------------------
                                                                2000       1999       2000       1999
                                                              --------   --------   --------   --------
Basic EPS Computation
Numerator:
  Net income................................................   $4,858     $4,819     $5,401     $5,150
                                                               ======     ======     ======     ======
Denominator:
  Weighted average common shares............................    9,498      9,498      9,498      9,498
                                                               ======     ======     ======     ======
Basic EPS...................................................   $ 0.51     $ 0.51     $ 0.57     $ 0.54
                                                               ======     ======     ======     ======
Diluted EPS Computation
Numerator:
  Net income and assumed conversions........................   $4,858     $4,819     $5,401     $5,150
                                                               ======     ======     ======     ======
Denominator:
  Weighted average common shares outstanding................    9,498      9,498      9,498      9,498
  Stock options.............................................      340         11        250         48
                                                               ------     ------     ------     ------
  Adjusted weighted average common shares...................    9,838      9,509      9,748      9,546
                                                               ======     ======     ======     ======
Diluted EPS                                                    $ 0.49     $ 0.51     $ 0.55     $ 0.54
                                                               ======     ======     ======     ======
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